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                                                                    EXHIBIT 99.1



                            N E W S   R E L E A S E


[KING PHARMACEUTICALS LOGO]
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE

                    KING PHARMACEUTICALS ACQUIRES U.S. RIGHTS
           TO CORZIDE(R), CORGARD(R), DELESTROGEN(R), AND FLORINEF(R)
                        FROM BRISTOL-MYERS SQUIBB COMPANY

BRISTOL, TENNESSEE, August 9, 2001 - King Pharmaceuticals, Inc. (NYSE:KG) announced today King's acquisition of three branded prescription pharmaceutical products, along with a fully paid license to a fourth product, from Bristol-Myers Squibb Company (NYSE:BMY). The products acquired include Bristol-Myers Squibb Company's rights in the United States to Corzide(R) (nadolol, bendroflumethiazide), a combination beta-adrenergic receptor blocker ("beta blocker") and thiazide diuretic, Delestrogen(R) (estradiol valerate injection, USP), an injectable estrogen, and Florinef(R) (fludrocortisone acetate, USP), a corticosteroid. King acquired also a fully paid license to and the trademark for Corgard(R) (nadolol, USP), a beta blocker, in the United States. Total consideration paid by King for the four branded pharmaceutical products equals $285 million. A combination of cash on hand and proceeds from King's existing revolving line of credit was used to finance the transaction. Combined net sales for these products in the United States for the year ending December 31, 2000, totaled approximately $69.2 million, with combined gross margins in excess of 90%.

Corzide(R), a combination beta blocker and thiazide diuretic, is indicated for the management of hypertension. Corgard(R) is indicated also for the management of hypertension, as well as long term management of patients with angina pectoris. "These products complement our key cardiovascular product portfolio and provide King with an opportunity to further capitalize on the reputation and relationships we have established with cardiologists in connection with our largest product, Altace(R) (ramipril)," explained John M. Gregory, Chairman and Chief Executive Officer of King. Corzide(R) is an exclusive product without generic competition that competes in the combination beta blocker and diuretic market of approximately $350 - $400 million in the United States. For the year ending December 31, 2000, net sales of Corzide(R) equaled approximately $8.5 million, while net sales of Corgard(R) totaled approximately $18.6 million. According to Scott Levin monthly prescription data, Corzide(R) total prescriptions increased approximately 91% during the first six months of 2001 in comparison to the first six months of 2000, while promoted by the prior owner through a small contract sales force.

Delestrogen(R), an injectable estrogen replacement therapy, provides King with a potential excellent addition to our expanding women's health product line, which includes Menest(R) (esterified estrogens tablets, USP), an oral estrogen replacement therapy. Also, as previously announced, we acquired a license to Estrasorb(TM), a topical estrogen replacement therapy, for which a new drug application ("NDA") was submitted to the United States Food and Drug Administration ("FDA") in June 2001. Menest(R) and Delestrogen(R), along with Estrasorb(TM) following approval by the FDA, will provide King with a full line of estrogen replacement therapies for our dedicated women's health sales force to market to OB/GYNs. Moreover, Delestrogen(R) is an exclusive product without generic competition. Net sales of Delestrogen(R) totaled approximately $12.2 million during 2000.

Florinef(R) is a partial replacement therapy for primary and secondary adrenocortical insufficiency in Addison's disease and for the treatment of salt-losing adrenogenital syndrome. The Company's Jones Pharma sales force, which has long been focused on endocrinology, will promote this product primarily to



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endocrinologists. Florinef(R) is an exclusive product without generic competition. Net sales of Florinef(R) equaled approximately $30.0 million during 2000.

Total prescriptions for Corzide(R), Delestrogen(R), and Florinef(R) grew during the first six months of 2001 in comparison to the same period of the prior year according to Scott Levin monthly prescription data. Specifically, as previously mentioned, Corzide(R) total prescriptions increased approximately 91% during the first six months of 2001 in comparison to the first six months of 2000. Total prescriptions for Florinef(R) and Delestrogen(R) grew approximately 6% and 5%, respectively, during the same period, without promotion by the prior owner. In contrast, according to Scott Levin monthly prescription data, total prescriptions for Corgard(R) declined approximately 19% during the first six months of 2001 in comparison to the same period of the prior year.

John Gregory commented, "Today's acquisition of Corzide(R), Corgard(R), Florinef(R), and Delestrogen(R) exemplifies the continued successful execution of our growth strategy to selectively acquire additional branded pharmaceutical products. These products synergistically complement and expand our cardiovascular, women's health, and endocrinology product lines. Moreover, King has a proven ability to successfully market and grow sales of acquired branded pharmaceutical products."

Joseph R. Gregory, Vice Chairman of King, further stated, "Based in part on revenues generated by our newly acquired products and the growth potential of King's branded drugs, we plan to expand the Company's national dedicated field sales force from approximately 520 representatives to a total of over 750 representatives before the end of the fourth quarter of 2001. Specifically, we plan to hire an additional 100 representatives during the third quarter of 2001 and an additional 150 representatives during the fourth quarter of 2001. These new sales representatives will focus on promoting the Company's products to primary care physicians." Joseph Gregory added, "The expansion of our national field sales force, together with the acquisition of Corzide(R), Corgard(R), Florinef(R), and Delestrogen(R), demonstrates our commitment to the continuing implementation of our primary growth strategies to acquire additional branded pharmaceutical products as we actively promote and grow our existing product lines."

As part of the acquisition, King is entering into Manufacturing and Supply Agreements with Bristol-Myers Squibb Company, whereby Bristol-Myers Squibb Company will continue to manufacture Corzide(R), Corgard(R), Delestrogen(R), and Florinef(R) and supply King's requirements for those products. Pursuant to the Manufacturing and Supply Agreements, King expects combined gross margins for such products to remain in excess of 90% during the 3 year initial term of the Agreements.

Including projected net sales estimates for Corzide(R), Corgard(R), Delestrogen(R), and Florinef(R), King is revising upward its previously announced projected ranges for estimated revenue on a quarterly and year-end basis for 2001, and year-end basis for 2002. Our revised projected ranges for estimated revenue for such periods follow:



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

-------------------------------------------------------------------------------
                                       CURRENT                      PRIOR
REVENUE (IN MILLIONS)                PROJECTIONS                 PROJECTIONS
---------------------                -----------                 -----------
-------------------------------------------------------------------------------
Third Quarter
Ending Sept. 30, 2001                $214 - 224                 $207 - 217

-------------------------------------------------------------------------------

Fourth Quarter
Ending Dec. 31, 2001                 $247 - 257                 $230 - 240

-------------------------------------------------------------------------------

Year-end 2001                        $849 - 869                 $825 - 845

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Year-end 2002                       $1100 - 1200               $1000 - 1100

-------------------------------------------------------------------------------

As previously announced, the FDA approved an NDA for the Company's product Levoxyl(R) (levothyroxine sodium tablets, USP) on May 25, 2001, such that Levoxyl(R) is one of only two levothyroxine sodium products with an approved NDA. Based on the growth potential of Levoxyl(R), King intends to devote the projected gross profit (net of amortization and interest costs), estimated to total approximately $10 million, to be derived during the remainder of 2001 from the newly acquired products to the promotion of Levoxyl(R). Accordingly, we are not presently revising our current projected ranges for estimated diluted earnings per share, before any special charges, on a quarterly and year-end basis for 2001. However, taking into account the anticipated increase during 2002 in selling, general, and administrative expenses attributable to the additional sales representatives we expect to hire during the remainder of 2001, King is revising upward its previously announced projected range for estimated diluted earnings per share, before any special charges, for year-end 2002 as follows:


------------------------------------------------------------------------------
                                       CURRENT                      PRIOR
DILUTED EPS                          PROJECTIONS                 PROJECTIONS
-----------                          -----------                 -----------
------------------------------------------------------------------------------
         .
Year-end 2002                       $1.24 - 1.32                $1.14 - 1.20

------------------------------------------------------------------------------

Based on the foregoing, King currently projects the following ranges for estimated total revenue and estimated diluted earnings per share, before any special charges, on a quarterly and year-end basis for 2001, and year-end basis for 2002 (dollars in millions, except EPS):


---------------------------------------------------------------------------------
                    THIRD QUARTER     FOURTH QUARTER
                        ENDING            ENDING
                       9/30/01           12/31/01         2001           2002
                       -------           --------         ----           ----
---------------------------------------------------------------------------------

Revenue              $214 - 224         $247 - 257     $849 - 869    $1100 - 1200

---------------------------------------------------------------------------------

Diluted EPS         $0.25 - 0.26       $0.29 - 0.30   $0.99 - 1.01   $1.24 - 1.32

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


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At present, King remains comfortable with its previously announced projected ranges for estimated net sales of Altace(R) on a quarterly and year-end basis for 2001 and year-end basis for 2002.

Jefferson J. Gregory, President of King, commented, "We continue to perceive an environment conducive to potential opportunities for strategically acquiring additional branded pharmaceutical products. Moreover, we believe that King is well positioned to expeditiously pursue and take advantage of, as appropriate, such potential opportunities."

King, headquartered in Bristol, Tennessee, is a vertically integrated pharmaceutical company that manufactures, markets, and sells primarily branded prescription pharmaceutical products. King seeks to capitalize on opportunities in the pharmaceutical industry created by cost containment initiatives and consolidation among large global pharmaceutical companies. King's strategy is to acquire branded pharmaceutical products and to increase their sales by focused promotion and marketing and through product life cycle management.

This release contains forward-looking statements which reflect management's current views of future events and operations, including, but not limited to, management's projections for revenue, earnings per share, and shares outstanding for King on a quarterly and year-end basis for 2001 and year-end basis for 2002, statements pertaining to the future growth potential of our branded pharmaceutical products, including, but not limited to, Altace(R) and Levoxyl(R), statements pertaining to the hiring by King of additional sales representatives before year-end 2001, statements pertaining to the continued implementation of King's growth strategies, and statements pertaining to the future gross margins that should be realized on Corzide(R), Corgard(R), Delestrogen(R), and Florinef(R). These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause results to differ include: dependence on King's and American Home Products' ability to successfully market Altace(R) under the co-promotion agreement between King and American Home Products, dependence on growth of net sales of King's branded pharmaceutical products, in particular, Altace(R), Levoxyl(R), and Thrombin-JMI(R), as well as revenue and earnings per share, at a rate equal to or in excess of management's projections, dependence on share count projections used in computing projected diluted earnings per share on a quarterly and year-end basis for 2001 and year-end basis for 2002, dependence on successful marketing and sales of King's products, including, in particular, but not limited to, Altace(R), Lorabid(R), Levoxyl(R), Thrombin-JMI(R), and Cytomel(R)/Triostat(R), dependence on royalty revenues from Adenoscan(R) and Adenocard(R), management of King's growth and integration of its acquisitions, including but not limited to, King's acquisition of Corzide(R), Corgard(R), Delestrogen(R), and Florinef(R), King's merger with Jones Pharma Incorporated, and King's merger with Medco Research, Inc., dependence on King's ability to successfully hire an additional 100 field sales representatives during the third quarter of 2001 and an additional 150 field sales representatives during the fourth quarter of 2001 so as to expand King's national dedicated field sales force to a total of over 750 representatives before year-end 2001, dependence on Bristol-Myers Squibb Company continuing to supply Corzide(R), Corgard(R), Delestrogen(R), and Florinef(R) to King under the Manufacturing and Supply Agreements at prices that allow us to realize combined gross margins in excess of 90% on such products and realizing sufficient sales of Corzide(R), Corgard(R), Delestrogen(R), and Florinef(R) to provide King with gross profit (net of amortization and interest costs) of at least $10 million during the remainder of 2001, dependence on King's ability to continue to acquire branded products, and the high cost and uncertainty of research, clinical trials, and other development activities involving pharmaceutical products, including, but not limited to, King Pharmaceuticals Research and Development's pre-clinical and clinical pharmaceutical product development projects, including binodisine, the unpredictability of the duration and results of the FDA's review of New Drug


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Applications and Investigational New Drug Applications and/or the review of other regulatory agencies worldwide, changes in general economic and business conditions, changes in current pricing levels, development of new competitive products, changes in economic conditions and federal and state regulations, and manufacturing capacity constraints. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in various sections of King's Form 10-K for the year ended December 31, 2000, King's Form 10-Q for the quarter ended March 31, 2001, and King's Form S-3 dated July 3, 2001, which are on file with the Securities and Exchange Commission. King does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.



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                                    Contacts:

   Kyle P. Macione, Executive Vice President, Corporate Affairs - 423-989-8077

        James E. Green, Senior Director, Corporate Affairs - 423-989-8125













                                EXECUTIVE OFFICES
        KING PHARMACEUTICALS - 501 FIFTH STREET, BRISTOL, TENNESSEE 37620